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                                                               Exhibit 10.23

                                SEALY CORPORATION

                     1996 TRANSITIONAL RESTRICTED STOCK PLAN
                     ---------------------------------------

                  Sealy Corporation (the "Company") hereby adopts the 1996 Transitional Restricted Stock Plan (the "Plan") for the benefit of certain persons and subject to the terms and provisions set forth below.

                                    ARTICLE I
                                    ---------

                                     GENERAL
                                     -------

                  1.1 PURPOSE OF THE PLAN. The purpose of this Plan is to provide certain persons with (i) an incentive to join and remain in the service of the Company and its Subsidiaries, (ii) an incentive to maintain and enhance the long-term performance and profitability of the Company and its Subsidiaries, and (iii) an opportunity to acquire a proprietary interest in the success of the Company.

                  1.2 DEFINITIONS. Unless the context otherwise indicates, the following words shall have the following meanings whenever used in this instrument,

                           (a) "Average Borrowing Rate" shall mean the Company's net weighted average borrowing cost. The net weighted average borrowing cost is calculated by dividing average monthly interest expense by average monthly debt outstanding. The average interest expense is calculated by dividing the annual interest expense, on an accrual basis, by twelve. The average debt outstanding is calculated by summing the month-end debt balances for each month in the fiscal year and dividing the sum by twelve. Month-end debt balance consists of any debt instrument outstanding such as but not limited to term loan facilities, revolving credit facilities, IRB's and capital leases. The annual interest expense consists of interest charges as well as certain fees associated with the debt instruments which are amortized to interest expense over the term of the related debt. The Company has traditionally disclosed the net weighted average borrowing cost in the Form 10-K filing under Item 7 Management's

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                                    Discussion and Analysis of Financial
                                    Condition and Results of Operations
                                    (Liquidity and Capital Resources section).

                           (b) "Board" shall mean the Board of Directors of the Company as constituted from time to time.

                           (c) "Breach of the Noncompetition Requirement" shall mean "Breach of the Noncompetition Requirement" as defined in the Sealy Executive Severance Plan, or comparable provision of any successor to such Plan.

                           (d) "Cause" shall mean "Cause" as defined in the Sealy Executive Severance Plan, or comparable provision of any successor to such Plan.

                           (e) "Code" shall mean the United States Internal Revenue Code (Title 26 of the United States
                                    Code).

                           (f) "Committee" shall mean the Human Resources Committee of the Board as constituted from time to time. Notwithstanding the above, in accordance with the provisions of Section 1.3(e) hereof, the term "Committee" may be deemed to mean the Board as may be appropriate from time to time.

                           (g) "Common Shares" shall mean shares of Class A common stock of the Company, par value $.01 per share, and any other shares into which such Common Shares shall thereafter be changed by reason of recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like.

                           (h) "Company" shall mean Sealy Corporation, a Delaware corporation, or any corporation or other entity which assumes the obligations of Sealy Corporation by operation of law or otherwise under the Plan.

                           (i)      "Continuous Employment" shall mean
                                    employment for any uninterrupted period
                                    during which a Grantee is an employee of the Company and/or any Subsidiary and shall include any authorized leaves of absence.

                           (j) "Non-Employee Director" shall mean a Non-Employee Director within the meaning of Rule 16b-3.

                           (k) "Eligible Personnel" shall mean officers and executive, managerial, or professional employees of the Company or any Subsidiary and consultants to the Company or a Subsidiary.


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                           (l)      "Fair Market Value" shall mean, as of any
                                    date and in respect of Common Shares, the fair market value of one Common Share on such date, as determined hereunder:

                                    (I)     in the event the Common Shares are
                                            Publicly Traded on such date, Fair
                                            Market Value shall equal the average
                                            for the ten trading days preceding
                                            such date of (A) the closing price
                                            of a Common Share on such national
                                            securities exchange or the NASDAQ
                                            Stock Market, as may be designated
                                            by the Committee, or, (B) in the
                                            event that the Common Shares are not
                                            listed for trading on a national
                                            securities exchange or trading on
                                            the NASDAQ Stock Market, but are
                                            quoted on an automated quotation
                                            system, the closing bid price per
                                            share of Common Shares on such
                                            automated quotation system; or

                                    (II)    in the event the Common Shares are
                                            not Publicly Traded on such date,
                                            Fair Market Value shall be the
                                            appraised value of a Common Share as
                                            of the last day of the fiscal year
                                            preceding such date, determined by a
                                            nationally recognized independent
                                            financial appraiser engaged at the
                                            expense of the Company taking into
                                            account, INTER ALIA, the inherent
                                            value of the Company's assets
                                            (including brand names and trade
                                            names), the value of the Company's
                                            income, cash flow, the fair market
                                            value of the Company's equity in the
                                            marketplace, and any other relevant
                                            factors.

                           (m) "Grant" as used herein means a grant of Common Shares subject to the terms and conditions contained herein.

                           (n) "Grantee" shall mean a person to whom a Grant pursuant to the Plan has been awarded.

                           (o) "Nonvested Common Shares" shall mean any Common Shares which have not become vested in accordance with this Plan.

                           (p)      "Plan" shall mean this document as
                                    originally executed and as it may be later amended.

                           (q) "Publicly Traded" shall mean listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934 or quoted on a system sponsored by a national securities association registered under section 15A(b) of the Securities Exchange Act of 1934.


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                           (r)      "Restricted Stock" shall mean Common Shares
                                    which have been awarded to a Grantee in
                                    accordance with this Plan.

                           (s) "Restricted Stock Agreement" shall mean a written agreement executed by the Committee and a Grantee in accordance with the provisions of this Plan.

                           (t)      "Rule 16b-3" shall mean Rule 16b-3
                                    promulgated under the Securities Exchange
                                    Act of 1934 or any amendment of or successor to such rule as may be in effect from time to time.

                           (u) "Subsidiary" shall mean any entity in which the Company owns, directly or indirectly, stock possessing at least eighty percent (80%) or more of the total combined voting power of all classes of stock entitled to vote or at least eighty percent (80%) of the total value of shares of all classes of stock of such corporation as determined pursuant to Section 1563(a)(1) of the Code, but only during the period any such corporation would be so defined.

                           (v) "Tax Date" shall mean the date as of which tax withholding shall be required with respect to any Restricted Stock.

                           (w) "Termination of Employment" shall mean the severance of an individual's employment relationship with the Company and all Subsidiaries for any reason, including the sale or transfer of the stock or assets of the business unit by which the individual is employed to a person or entity other than the Company or a Subsidiary or to a joint venture which is not a Subsidiary even though the Company or a Subsidiary is one of the joint venture partners.

                           (x) "Vested Common Shares" shall mean any Common Shares which have become vested in accordance with this Plan.

                  1.3      ADMINISTRATION.
                           ---------------

                  (a) Except as otherwise provided in Section 1.3(e) hereof, the Plan shall be administered by the Committee, which shall consist of not less than two directors, a majority of which shall not be employees of the Company or a Subsidiary, and which shall have the power of the Board to authorize the issuance of Common Shares pursuant to the Grants. The members of the Committee shall be appointed by, and may be changed from time to time in the discretion of, the


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Board. To the extent required for the Plan to qualify for the exemptions available under Rule 16b-3, the members of the Committee shall be Non-Employee Directors.

                  (b) The Committee shall have the authority (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and any Restricted Stock Agreements executed pursuant to
Article IV, (iii) to prescribe, amend and rescind rules and regulations relating to the Plan, (iv) to make all determinations necessary or advisable in administering the Plan, and (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan, and (vi) delegate to employees of the Company any of its nondiscretionary ministerial duties under the Plan as it shall determine appropriate.

                  (c) The determination of the Committee on all matters relating to the Plan or any Restricted Stock Agreement shall be conclusive.

                  (d) No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award thereunder.

                  (e) Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, by an action of the Board, resolve to administer the Plan effective as of a date specified in such action.

                  (f) All actions of the Committee shall require the affirmative vote of a majority of the members thereof.

                  1.4 PERSONS ELIGIBLE FOR AWARDS. Awards under the Plan may be made to Eligible Personnel as the Committee shall in its sole discretion select.

                  1.5 SHARES AVAILABLE FOR AWARDS.

                  (a) Subject to the provisions of Section 4.5 hereof, the total number of Common Shares with respect to which Grants may be made shall be equal to 600,000 Common Shares. In


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accordance with (and without limitation upon) the preceding sentence, Common
Shares available under this Plan and covered by Grants which expire, terminate or are cancelled for any reason whatsoever shall not again become available for awards under the Plan.

                  (b) Common Shares that shall be issuable pursuant to Grants shall be authorized and unissued or treasury Common Shares.

                                   ARTICLE II
                                   ----------

                                  STOCK GRANTS
                                  ------------

                  2.1 AWARD OF STOCK GRANTS. The Committee may award Grants to such Eligible Personnel, and in such amounts and subject to such terms and conditions, as the Committee shall from time to time determine in its sole discretion, subject to the terms and provisions of this Plan. The Committee shall have the sole and exclusive right to determine those Eligible Personnel who will be awarded Grants hereunder and the terms and conditions under which such Grants will be awarded.

                  2.2 GRANTEES. An employee shall become a Grantee as of such date as of which the Committee first awards Restricted Stock to such employee. Such an employee shall remain a Grantee until such time as he no longer has any Restricted Stock under this Plan.

                  2.3 RESTRICTED STOCK AGREEMENTS. The granting of any Restricted Stock to an employee under this Plan shall be contingent on such employee executing a Restricted Stock Agreement in the form prescribed by the Committee. Each such Restricted Stock Agreement shall indicate the number of shares of Restricted Stock which will be awarded to him and any modification of the Plan's vesting provisions, and any other terms and conditions, as the Committee shall deem necessary or desirable.

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                                   ARTICLE III
                                   -----------

                           VESTING OF RESTRICTED STOCK
                           ---------------------------

                  3.1 FULL VESTING. If a Grantee remains in Continuous Employment until January 3, 2000, subject to all of the other provisions of this Plan, all Restricted Stock awarded to him pursuant to this Plan shall become Vested Restricted Stock.

                  3.2 VESTING IN RESTRICTED STOCK. If a Grantee incurs a Termination of Employment prior to January 3, 2000, subject to all of the other provisions of this Plan, a percentage of the Grantee's Restricted Stock shall become Vested Restricted Stock in accordance with the following table:

               Date of                                 Vested Percentage
      Termination of Employment                       of Restricted Stock
      -------------------------                       -------------------
      On or before January 2, 1999                               0%
      From January 3, 1999 to January 2, 2000                   50%
      On or after January 3, 2000                              100%


                  3.3 FORFEITURE OF ALL RESTRICTED STOCK. In the event a Grantee, prior to January 3, 2000, incurs a Termination of Employment for Cause or, in connection with a Voluntary Termination, engages in a Breach of the Noncompetition Requirement, the Grantee shall forfeit all Restricted Stock (whether Vested Restricted Stock or Nonvested Restricted Stock) awarded him pursuant to this Plan.

                  3.4 FORFEITURE OF NONVESTED RESTRICTED STOCK. A Grantee shall forfeit his Nonvested Restricted Stock upon his Termination of Employment. Subject to restrictions under Rule 16b-3, Restricted Stock forfeited under this
Article III may be regranted to other employees of the Company or a Subsidiary by the Committee in accordance with this Plan following such


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forfeiture. The Committee may in its discretion determine (i) whether any leave of absence constitutes a Termination of Employment within the meaning of the Plan, (ii) the impact, if any, of any such leave of absence on Grants under the Plan awarded to a Grantee who takes such leave of absence, and (iii) whether a change in a non-employee's association with the Company constitutes a Termination of Employment for purposes of the Plan.


                                   ARTICLE IV
                                   ----------

                         DISPOSITION OF RESTRICTED STOCK
                         -------------------------------

                  4.1 RESTRICTIONS ON STOCK. Each share of Restricted Stock shall be subject to the following restrictions:

                           (a) The Restricted Stock may be acquired from the Company by a Grantee only if he furnishes the Company with a signed statement that he is acquiring the shares of Restricted Stock for investment for his own account and not with a view to distribute, resell or otherwise transfer such shares unless such requirement is waived by the Company.

                           (b) The Restricted Stock may not be resold or otherwise transferred by a Grantee prior to January 3, 2000.

                           (c) The Restricted Stock may be resold or otherwise transferred by a Grantee only on or after January 3, 2000, and only if such shares of Restricted Stock have been first offered to the Company in accordance with the provisions of this Article.

                           (d) No share of Restricted Stock may be pledged as security or otherwise encumbered except in connection with a loan for tax withholding pursuant to Section 4.10 while it is subject to repurchase by the Company in accordance with the provisions of this Article.

                           (e)      A reference to all of the foregoing
                                    restrictions shall be inscribed on all
                                    certificates representing shares of
                                    Restricted Stock.

                           (f) The Company may require that all shares of Restricted Stock awarded pursuant to this Plan be held in escrow.


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                  4.2 COMPANY'S RIGHT OF FIRST REFUSAL. In the event that, at a time when the Common Shares are not Publicly Traded, a Grantee wishes to sell or otherwise transfer some or all of his Restricted Stock which has been owned for a period of at least six (6) months, and provided that such sale or other transfer would occur on or after January 3, 2000, the Grantee may sell or otherwise transfer such Restricted Stock but only if the Company has failed to exercise its right of first refusal to purchase such Restricted Stock. The Company shall have the right, but not the obligation, to purchase the Grantee's Restricted Stock proposed to be sold or transferred for a period of thirty (30) days commencing with the date on which the Company receives written notice from the Grantee stating that he wishes to sell or otherwise transfer some or all of his Restricted Stock. Such exercise shall be made in accordance with Section 4.5 hereof. If the Company shall not exercise its right of first refusal during such thirty (30) day period, such right shall permanently lapse with respect to the Restricted Stock offered by the Grantee.

                  The purchase price payable by the Company if it exercises its right under this Section to purchase Restricted Stock from the Grantee shall be the Fair Market Value of the Restricted Stock being acquired during the thirty
(30) day exercise period. If such Fair Market Value changes during the thirty
(30) day period, the greater Fair Market Value shall be used.

                  In addition to any other legal restrictions applicable to the Restricted Stock acquired under this Plan, such Restricted Stock may not be sold or otherwise transferred by the Grantee until it has been held for at least six
(6) months by such Grantee. In the discretion of the Committee, such six (6) month holding period may be waived in the case of death or disability of the Grantee.

                  4.3 DELIVERY OF RESTRICTED STOCK TO GRANTEE. The Company may deliver to each Grantee stock certificates representing the number of shares of Restricted Stock which have been



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awarded as soon as practicable after the award date or may hold such shares in escrow until not later than January 3, 2000.

                  The stock certificates representing shares of Restricted Stock shall be registered in the name of Grantee who has been awarded the Restricted Stock and shall bear an inscription, in addition to such other legends as the counsel to the Company may deem appropriate, as set forth in this Article.

                  4.4 RIGHTS OF GRANTEES AS STOCKHOLDERS. Except as otherwise provided in this Plan and the Restricted Stock Agreement, each Grantee shall have all of the rights of a stockholder of the Company with respect to the shares represented by stock certificates registered in his name, including the right to vote such share, and receive the dividends and other distributions paid or made with respect to such shares.

                  4.5 COMPANY'S EXERCISE OF RIGHT OF FIRST REFUSAL. If the Company desires to exercise its option to repurchase Restricted Stock pursuant to its right of first refusal in Section 4.2 hereof, the Company shall notify the Grantee, or in case of death, his representative, in writing of its intent to repurchase the Restricted Stock and the price at which the Restricted Stock will be purchased. Such written notice may be mailed by the Company up to and including the last day of the time period provided for in this Plan for exercise of the Company's right of first refusal.

                  The written notice to the Grantee should also specify the address at, and the time and date on, which payment to the Grantee of the purchase price is to be made. The date specified shall not be less than ten (10) days nor more than sixty (60) days from the date of the mailing of the notice, and the Grantee or his successor in interest with respect to the Restricted Stock shall have no further rights as the owner thereof from and after the date specified in the notice. On that date, the purchase price shall be delivered to the Grantee with the Company deducting from the purchase


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price the amount, if any, due to it under any Promissory Note issued under this
Article with respect to tax liability, including, but not limited to, accrued but unpaid interest to such date. The Restricted Stock, together with any stock powers, shall, to the extent that they are not then in the possession of the Company, be delivered to the Company by the Grantee or his successor in interest. In the event payment of the purchase price cannot be made to Grantee or his successor in interest on the date specified, the Company shall deposit the amount of the purchase price with a bank which shall be designated by the Committee as agent for the Grantee or for his successor in interest. Payment of any and all applicable stock transfer taxes shall be made by the Company.

                  4.6 COSTS AND EXPENSES. All costs and expenses incurred in connection with the administration of the Plan shall be borne by the Company.

                  4.7 LIABILITY OF COMPANY. The liability of the Company under this Plan and in a transaction in Restricted Stock made pursuant to this Plan is limited to the obligations set forth with respect to such transaction and nothing herein contained shall be interpreted as imposing any liability on the Company in favor of a purchaser of Restricted Stock with respect to any loss, cost or expense which such purchaser may incur in connection with, or arising out of, any transaction involving the Restricted Stock that is subject to the provisions of this Plan.

                  4.8 NOTICES. Any notices provided for under this Plan shall be in writing and sent by certified mail. Notices to the Company shall be addressed to the address of the Company's principal office; Attention: Human Resources Committee. Notices sent to Grantees and other holders of Restricted Stock shall be sufficiently made if sent by certified mail addressed to such person at his address as it appears in the regular records of the Company.

                  4.9 PAYMENT OF WITHHOLDING TAXES. As of the Tax Date, the Company shall pay, on behalf of each Grantee and Beneficiary, any Federal and state withholding taxes applicable


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to the taxation of Restricted Stock under this Plan. Such payment shall be in the nature of a loan and all Restricted Stock distributable to the Grantee shall be held by the Company as security for the repayment of such loan.

                  If the Grantee is still an employee of the Company on the Tax Date and either the Restricted Stock is not Publicly Traded or the Restricted Stock of the Grantee is not, in the opinion of the Company's counsel, freely transferable without the filing of a registration statement under the Securities Act of 1933, the Grantee shall have the following options:

                           (a) the Grantee can pay to the Company the Withholding Amount, in cash, within sixty
                                    (60) days of the Tax Date and, upon receipt thereof, the Company shall release the Restricted Stock to the Grantee;

                           (b) the Grantee can borrow from the Company such amount, inclusive of the Withholding Amount, which is necessary to pay his estimated income taxes pursuant to Section 4.10 hereof; or

                           (c)      the Grantee can sell to the Company
                                    sufficient Restricted Stock to cover his estimated income tax liability pursuant to
                                    Section 4.11 hereof.

An election by a Grantee under this Section 4.9 can be made at any time during the period from one (1) year prior to the Tax Date until sixty (60) days following the Tax Date. If the Grantee fails to make an election during such period, the Grantee shall be deemed to have elected as of the sixtieth day following the Tax Date to sell sufficient Common Shares to the Company to repay the withholding taxes advanced by the Company pursuant to Section 4.11, and the Company shall distribute the balance of the Restricted Stock to the Grantee.

                  If the recipient of the Restricted Stock is either a Grantee who is not still an employee of the Company on the Tax Date or a Beneficiary and either the Common Shares are not Publicly Traded or the Restricted Stock of the Grantee or Beneficiary are not, in the opinion of the


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Company's counsel, freely transferable without the filing of a registration statement under the Securities Act of 1933, the Grantee or Beneficiary shall have the following options:

                           (i) the Grantee or Beneficiary can pay to the Company the amount of the withholding taxes advanced by the Company within sixty (60) days of the Tax Date and, upon receipt thereof, the Company shall release the Restricted Stock to the Grantee or Beneficiary; or

                           (ii)     the Grantee can sell to the Company
                                    sufficient Common Shares to cover his
                                    estimated income tax liability pursuant to
                                    Section 4.11 hereof.

Elections by a Grantee or Beneficiary under this Section 4.9 can be made at any time during the period from one (1) year prior to the Tax Date until sixty (60) days following the Tax Date. If the Grantee or Beneficiary fails to make an election during such period, the Grantee or Beneficiary shall be deemed to have elected on the sixtieth day following the Tax Date to sell sufficient Common Shares to the Company pursuant to Section 4.11 to repay the withholding taxes advanced by the Company and Company shall distribute the balance of the Common Shares to the Grantee or Beneficiary.

                  If, on the Tax Date, the Company is Publicly Traded and the Common Shares of a Grantee or Beneficiary are, in the opinion of the Company's counsel, freely transferable without the filing of a registration statement under the Securities Act of 1933, the Grantee or Beneficiary shall pay to the Company the amount of the withholding taxes advanced by the Company within sixty
(60) days of the Tax Date. As soon as practicable after receipt of such payment, the Company shall deliver to the Grantee or Beneficiary a certificate or certificates for such Common Shares; provided, however, that if the method of payment of the withholding taxes employed by the Grantee or Beneficiary so requires, and if applicable law permits, the Grantee or Beneficiary may direct the Company to deliver the certificate or certificates to the Grantee's or Beneficiary's stockbroker.


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                  4.10 LOANS TO COVER TAX LIABILITY. In the event that a Grantee elects, pursuant to Section 4.9 hereof, to borrow his estimated total income tax liability from the Company, the Company shall lend to such Grantee making such an election who is an employee on the date of such election, an amount as determined by the Committee, to equal the estimated total federal, state and local income tax liability which the Grantee will incur on the taxation of Restricted Stock to the Grantee (exclusive of FICA or similar taxes even if such taxes were included in the Withholding Amount). Such loan shall be evidenced by a loan agreement between the Company and the Grantee in such form as prescribed by the Company executed on or before the sixtieth (60th) day following the Tax Date. The interest on any such loan shall accrue at the Company's Average Borrowing Rate determined and accruing as of the Tax Date and adjusted annually thereafter on the first day of the calendar year and shall be payable on the last day of each calendar year (or such other date as the Committee shall determine) while the loan remains outstanding. The outstanding principal together with all interest accrued but not paid shall be due two hundred and ten
(210) days after the Common Shares first become Publicly Traded or such other date as shall be specified by the Company in the loan agreements. During any period that any amount of principal or interest remains outstanding on any such loan, all Common Shares distributable to the Grantee shall be held by the Company as security for payment of the amount outstanding. As soon as the loan is fully paid, the Common Shares distributable under this Plan shall be distributed to the Grantee.

                  4.11 SALE OF COMMON SHARES TO THE COMPANY. In the event that a Grantee elects pursuant to Section 4.9(c), or a Grantee or Beneficiary elects pursuant to Section 4.9(ii) hereof, or is deemed by the passage of time to have made such an election, to sell Common Shares to the Company, the Company shall purchase, on such terms as the Company may reasonably require,


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from the Common Shares to be received by such Grantee or Beneficiary such number of Common Shares which, when valued at their aggregate Fair Market Value on the Tax Date, constitutes the number of Common Shares having a value equal to either
(i) the Withholding Amount less any FICA or similar taxes included therein or
(ii) such higher amount determined by the Grantee but not to exceed the estimated total federal, state and local income tax liability as determined by the Committee on the distribution of Common Shares (any such amount shall exclude any FICA or similar taxes even if such taxes were included in the Withholding Amount). Fractional Common Share amounts arising out of such purchase shall be settled in cash. Upon completion of the purchase, a certificate representing the balance of the Common Shares distributable to the Grantee or Beneficiary shall be delivered to the Grantee or Beneficiary by the Company. The proceeds of any such sale shall first be used by the Grantee or Beneficiary to reimburse the Company for the Withholding Amount advanced by the Company and second shall be paid to the appropriate taxing authorities in order to satisfy the Grantee's or Beneficiary's estimated income tax liability relating to the distribution of Common Shares under this Plan.

                  4.12 SALE AND REGISTRATION OF SHARES. For a period of five years after the Restricted Stock becomes fully vested but only:

                           (a) while the Common Shares of a Grantee are not, in the opinion of the Company's counsel, freely transferable without the filing of a registration statement under the Securities Act of 1933 and will not be freely transferable within the following six
                                    (6) months; and

                           (b) after the Company's first underwritten public offering of Common Shares by the Company at least a part of which is for its own account;

each time the Company shall determine to proceed with a proposed primary or secondary public offer and sale (for cash or otherwise) of Common Shares by it or by any stockholder, the Company


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will give thirty (30) days advance written notice of its determination to each
Grantee who has been distributed Common Shares hereunder which are not freely transferable. Upon written request of any such Grantee given to the Company within twenty (20) days after the mailing of the foregoing notice by the Company, the Company will, on such terms and conditions as are customary in such offerings, use its best efforts to cause all Common Shares which such Grantee has requested to be included in the sale of Common Shares and, as may be necessary, to be included at its expense in any registration statement to be prepared and filed under the Securities Act of 1933 in connection with such proposed offer and sale of Common Shares. Notwithstanding the foregoing, no Grantee or Beneficiary shall have the right hereunder to participate in the first underwritten public offering of Common Shares by the Company for its own account, and the Company shall have no obligation to provide any Grantee or Beneficiary with written notice thereof.

                  4.13 INVESTMENT INTENT. Any distribution of Common Shares hereunder may be conditioned by the Company upon its receipt of a representation and warranty by the Grantee that such Common Shares shall be held for investment purposes only and not with a view to distribution or resale; provided, however, that any such representation and warranty shall become inoperative in the event such Common Shares shall be registered for resale by the Grantee under the Securities Act of 1933, as amended, and any applicable state laws or in the event there is presented to the Committee evidence satisfactory to the Committee to the effect that the offer or sale of such Common Shares distributed hereunder will be lawfully made without registration under the Securities Act of 1933, as amended and any applicable state laws.

                  No Grantee or Beneficiary will effect a disposition of the Common Shares until either (i) the Company has notified him that, in the opinion of counsel for the Company, no registration of such Common Shares under the Securities Act of 1933 or registration or qualification under the securities or "blue sky" laws of any state is required in connection with such a disposition, or (ii) a registration statement under the Securities Act of 1933 covering such disposition has been filed by the Company with the Commission and has become effective under the Securities Act of 1933 and compliance with applicable state securities or "blue sky" laws has been effected.

                  4.14 LEGEND OF CERTIFICATES. Unless, in the opinion of counsel for the Company, the Common Shares represented thereby need not be subject to the restrictions contained in Section 4.13 of this Plan, each stock certificate of the Company issued to represent any Common Shares shall bear the following (or a substantially equivalent) legend on the face or reverse side thereof:

                  "The transfer of these securities is subject to restrictions set forth in the Company's 1996 Transitional Restricted Stock Plan, dated as of __________, 1996, and any amendments thereto, a copy of which is available for inspection at the office of the Corporation. The securities represented hereby have not been registered under the Securities Act of 1933, as amended, and no sale, gift, transfer or other disposition thereof or of any interest therein shall be valid or effective
                  (i) unless and until registered pursuant to the provisions of such Act and registered or qualified under applicable state securities or 'blue sky' laws, or (ii) unless in the opinion of Counsel to the Company exemption from registration and qualification (determined pursuant to the provisions of said
                  Plan) is available."

Any stock certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon the completion of a public distribution of Common Shares represented thereby) shall also bear such legend, unless in the opinion of counsel for the Company the Common Shares represented thereby need no longer be subject to the restrictions contained in Section 4.13 of this Plan. The provisions of Sections 4.13 and 4.14 of this Plan, to the extent still applicable, shall be binding upon the Grantee or Beneficiary and all subsequent record or beneficial holders of Common Shares who acquired the same directly or indirectly from the

Grantee or Beneficiary in a transaction or series of transactions not involving any public offering. The Company will not, in any event, transfer on its books any certificate for Common Shares in violation of the provisions of this Plan.

                                    ARTICLE V
                                    ---------

                                  MISCELLANEOUS
                                  -------------

                  5.1 AMENDMENT OF THE PLAN; MODIFICATION OF AWARDS. The Board may from time to time suspend or discontinue the Plan or revise or amend it in any respect whatsoever, except that no such amendment shall materially impair any rights or materially increase any obligations under any Grant previously made under the Plan without the consent of the Grantee (or, upon the Grantee's death, the person having the right to such Grantee's Restricted Stock) Except as otherwise permitted by Section 5.7, stockholder approval shall be required with respect to any amendment which increases the aggregate number of Common Shares which may be issued under the Plan or changes the class of employees eligible to receive Grants of Restricted Stock, and with respect to any amendment for which such approval is required in order to take advantage of the exemptions provided by Rule 16b-3.

                  5.2 CONSENTS.

                  (a) If the Committee shall at any time determine that any Consent (as defined in subsection (b) below) is necessary or desirable as a condition to, or in connection with, the award of any Grant under the Plan, the issuance of Common Shares or other rights thereunder or the taking of any other action thereunder (each such action being hereinafter referred to as a "Plan Action"), then such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee, or the Committee may require that such Plan Action be taken only in such manner as to make such Consent unnecessary.

                  (b) The term "Consent" as used herein with respect to any Plan Action means (i) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state or local law, rule or regulation, (ii) any and all written agreements and representations by the Grantee with respect to the acquisition or disposition of Common Shares, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made and (iii) any and all consents, clearances and approvals by any governmental or other regulatory bodies.

                  5.3 RIGHT OF DISCHARGE RESERVED. Nothing in the Plan or in any Restricted Stock Agreement shall be construed to confer upon any officer, director, employee or other person the right to continue in the employment or service of the Company or any Subsidiary, or to be employed or serve in any particular position therewith, or affect any right which the Company or any Subsidiary may have to terminate the employment or service of such officer, director, employee or other person.

                  5.4 NATURE OF GRANTS.

                  (a) Any and all awards of Grants and issuances of Common Shares hereunder shall be in consideration of services performed for the Company or for a Subsidiary by the Grantee.

                  (b) All such awards and issuances shall constitute a special incentive payment to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for the purposes of determining any pension, retirement, death or other benefits under (i) any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the

Company or any Subsidiary or (ii) any agreement between the Company or any Subsidiary, on the one hand, and the Grantee, on the other hand, except as such plan or agreement shall otherwise expressly provide.

                  5.5 NON-UNIFORM DETERMINATIONS. The Committee's or Company's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Restricted Stock Agreements, as to (i) the persons to receive awards under the Plan, (ii) the terms and provisions of awards under the Plan, and (iii) the treatment of leaves of absence pursuant to Section 3.4 hereof.

                  5.6 OTHER PAYMENTS OR AWARDS. Nothing contained in the Plan shall be deemed to in any way limit or restrict the Company, any Subsidiary or the Committee from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

                  5.7 REORGANIZATION.

                  (a) In the event that, prior to January 3, 2000, the Company or any Subsidiary is merged or consolidated with another corporation (whether or not the Company or such Subsidiary is the surviving corporation) and if there shall be any change in the Common Shares by reason of such merger or consolidation, or in the event that all or substantially all of the assets of the Company or of any Subsidiary are acquired by another corporation, or in the event of the reorganization or liquidation of the Company or any Subsidiary (a "Reorganization"), or in the event that the Board shall propose that the Company or any Subsidiary enter into a Reorganization, then the Committee may, in its discretion, take any or all of the following actions following reasonable notice to each Grantee of such Reorganization or proposed Reorganization:

                                    (I)     advance the dates upon which any or
                                            all outstanding Restricted Stock
                                            shall become Vested Restricted
                                            Stock; or

                                    (ii)    by written notice to each Grantee,
                                            cancel his Unvested Restricted Stock
                                            subject to the payment, with respect
                                            to the Unvested Restricted Stock, of
                                            such consideration as the Committee
                                            shall deem equitable in the
                                            circumstances.

                  (b) Whenever deemed appropriate by the Committee, any action referred to in subsection (a) above may be made conditional upon the consummation of the Reorganization.

                  5.8 SECTION HEADINGS. The section headings contained herein are for purposes of convenience only and are not intended to define or limit the contents of said sections.

                  5.9 NUMBER. The singular herein shall include the plural, or vice versa, wherever the context so requires.

                  5.10 GENDER. A pronoun in the masculine, feminine, or neuter gender shall be deemed, where appropriate, to include also the masculine, feminine or neuter gender.

                  5.11  EFFECTIVE DATE AND TERM OF PLAN.

                  (a) This Plan shall become effective December 2, 1996; provided that, notwithstanding any other provision of the Plan, no award made under the Plan shall be effective unless the Plan is approved by stockholders representing a majority of the Company's total outstanding voting stock (or such greater percentage as may be required under applicable law) voting in person or by proxy at a duly held stockholders' meeting or by written consent, in either case within 12 months after the date on which the Board approves the Plan.

                  (b) The Plan shall terminate on January 3, 2000, and no Grants shall thereafter be awarded under the Plan. Notwithstanding the foregoing, all Grants awarded under the Plan prior to such date shall remain in effect until they have been exercised or terminated in accordance with the terms and provisions of the Plan.

                  5.11 GOVERNING LAW. This Plan shall be governed by, construed and enforced in accordance with the internal laws of the State of Delaware, without reference to principles of conflict of laws.

                  IN WITNESS HEREOF, SEALY CORPORATION, by its appropriate officers duly authorized, has executed this instrument this ____ day of __________, 1996.

                                     SEALY CORPORATION

                                     -----------------------------------
                                     By:

                                     Title:

                                     -----------------------------------
                                     By:

                                     Title: